Exhibit 3




                                       BY-LAWS


                                          of


                                    LECHTERS, INC.





                              As Amended April 11, 1991,
                        January 11, 1994 and December 13, 1995


                                    LECHTERS, INC.
                               A New Jersey Corporation

                                       BY-LAWS

                                  TABLE OF CONTENTS

                                                                       Page

          ARTICLE I   SHAREHOLDERS  . . . . . . . . . . . . . . . . . .   1
                 Section 1.1. Annual Meeting  . . . . . . . . . . . . .   1
                 Section 1.2. Special Meetings  . . . . . . . . . . . .   1
                 Section 1.3. Notice of Meetings  . . . . . . . . . . .   1
                 Section 1.4. Quorum  . . . . . . . . . . . . . . . . .   2
                 Section 1.5. Adjournment . . . . . . . . . . . . . . .   2
                 Section 1.6. Organization  . . . . . . . . . . . . . .   3
                 Section 1.7. Voting  . . . . . . . . . . . . . . . . .   3

          ARTICLE II  BOARD OF DIRECTORS  . . . . . . . . . . . . . . .   4
                 Section 2.1. Number and Term of Office . . . . . . . .   4
                 Section 2.2. Chairman and Vice Chairman of the
                              Board . . . . . . . . . . . . . . . . . .   4
                 Section 2.3. Meetings  . . . . . . . . . . . . . . . .   5
                 Section 2.4. Notice of Special Meetings  . . . . . . .   5
                 Section 2.5. Quorum and Organization of Meetings . . .   6
                 Section 2.6. Committees  . . . . . . . . . . . . . . .   6
                 Section 2.7. Action Without Meeting  . . . . . . . . .   8
                 Section 2.8. Telephone Meetings  . . . . . . . . . . .   8

          ARTICLE III OFFICERS  . . . . . . . . . . . . . . . . . . . .   8
                 Section 3.1. Executive Officers  . . . . . . . . . . .   8
                 Section 3.2. Powers and Duties . . . . . . . . . . . .   9

          ARTICLE IV  RESIGNATIONS, REMOVALS, AND VACANCIES . . . . . .  10
                 Section 4.1. Resignations  . . . . . . . . . . . . . .  10
                 Section 4.2. Removals  . . . . . . . . . . . . . . . .  10
                 Section 4.3. Vacancies . . . . . . . . . . . . . . . .  11

          ARTICLE V   CAPITAL STOCK . . . . . . . . . . . . . . . . . .  11
                 Section 5.1. Stock Certificates  . . . . . . . . . . .  11
                 Section 5.2. Transfer of Shares  . . . . . . . . . . .  11
                 Section 5.3. Fixing Record Date  . . . . . . . . . . .  12
                 Section 5.4. Lost Certificates . . . . . . . . . . . .  12
                 Section 5.5. Regulations . . . . . . . . . . . . . . .  13

          ARTICLE VI  MISCELLANEOUS . . . . . . . . . . . . . . . . . .  13
                 Section 6.1. Corporate Seal  . . . . . . . . . . . . .  13
                 Section 6.2. Fiscal Year . . . . . . . . . . . . . . .  13
                 Section 6.3. Notices and Waivers Thereof . . . . . . .  14
                 Section 6.4. Stock of Other Corporations or
                              Other Interests . . . . . . . . . . . . .  14

          ARTICLE VII AMENDMENTS  . . . . . . . . . . . . . . . . . . .  15


                                    LECHTERS, INC.
                               A New Jersey Corporation

                                       BY-LAWS
                                   _______________


                                      ARTICLE I

                                     SHAREHOLDERS

                    Section 1.1.   Annual Meeting.

                    An annual meeting of shareholders for the purpose of electing directors and of transacting such other business as may come before it shall be held each year at such date, time, and place, either within or without the State of New Jersey, as may be specified by the Board of Directors.

                    Section 1.2.   Special Meetings.

                    Special meetings of shareholders for any purpose or purposes may be held at any time upon call of the Chairman of the Board, if any, the Vice Chairman of the Board, if any, the President, or a majority of the Board of Directors, at such time and place either within or without the State of New Jersey as may be stated in the notice. A special meeting of shareholders shall be called by the President upon the written request, stating time, place, and the purpose or purposes of the meeting, of shareholders who together own of record 25% of the outstanding stock of all classes entitled to vote at such meeting.

                    Section 1.3.   Notice of Meetings.

                    Written notice of shareholders' meetings, stating the place, date, and hour thereof, and, in the case of a special meeting, the purpose or purposes for which the meeting is called shall be given by the Chairman of the Board, if any, the Vice Chairman of the Board, if any, the President, any Vice President, the Secretary, or an Assistant Secretary, to each shareholder entitled to vote thereat at least ten days but not more than sixty days before the date of the meeting, unless a different period is prescribed by law.

                    Section 1.4.   Quorum.

                    Except as otherwise provided by law or in the Restated Certificate of Incorporation or these By-Laws, at any meeting of shareholders, the holders of a majority of the outstanding shares of each class of stock entitled to vote at the meeting shall be present or represented by proxy in order to constitute a quorum for the transaction of any business. In the absence of a quorum, a majority in interest of the shareholders present or the chairman of the meeting may adjourn the meeting from time to time in the manner provided in Section 1.5 of these By-Laws until a quorum shall attend.

                    Section 1.5.   Adjournment.

                    Any meeting of shareholders, annual or special, may adjourn from time to time to reconvene at the same or some other place, and notice need not be given of any such adjourned meeting if the time and place thereof are announced at the meeting at which the adjournment is taken. At the adjourned meeting, the Corporation may transact any business which might have been transacted at the original meeting. If the adjournment is for more than thirty days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each shareholder of record entitled to vote at the meeting.

                    Section 1.6.   Organization.

                    The Chairman of the Board, if any, or in his absence the Vice Chairman of the Board or in their absence the President, or in their absence any Vice President, shall call to order meetings of shareholders and shall act as chairman of such meetings. The Board of Directors or, if the Board fails to act, the shareholders may appoint any shareholder, director, or officer of the Corporation to act as chairman of any meeting in the absence of the Chairman of the Board, the Vice Chairman of the Board, the President, and all Vice Presidents.

                    The Secretary of the Corporation shall act as secretary of all meetings of shareholders, but, in the absence of the Secretary, the chairman of the meeting may appoint any other person to act as secretary of the meeting.

                    Section 1.7.   Voting.

                    Except as otherwise provided by law or in the Restated Certificate of Incorporation or these By-Laws and except for the election of directors, at any meeting duly called and held at which a quorum is present, a majority of the votes cast at such meeting upon a given question by the holders of outstanding shares of stock of all classes of stock of the Corporation entitled to vote thereon who are present in person or by proxy shall decide such question. At any meeting duly called and held for the election of directors at which a quorum is present, directors shall be elected by a plurality of the votes cast by the holders (acting as such) of shares of stock of the Corporation entitled to elect such directors.


                                      ARTICLE II

                                  BOARD OF DIRECTORS

                    Section 2.1.   Number and Term of Office.

                    The business, property, and affairs of the Corporation shall be managed by or under the direction of a Board of between three and fifteen directors. The Board shall be divided into three classes, which are hereby designated Class A, Class B and Class C. The term of office of the initial Class A directors shall expire at the next annual meeting of shareholders; that of the initial Class B directors at the second succeeding annual meeting of shareholders; and that of the initial Class C directors at the third succeeding annual meeting of shareholders. At each annual meeting after the initial classification of directors, directors to replace those whose terms expire at such annual meeting shall be elected to hold office until the third succeeding annual meeting. Each director shall be elected by the holders of shares entitled to vote thereon at the annual meeting of shareholders, to serve (subject to the provisions of Article IV) until his respective successor is elected and qualified.

                    Section 2.2.   Chairman and Vice Chairman of the Board.

                    The directors may elect one of their members to be Chairman of the Board of Directors and one of their members to be Vice Chairman of the Board of Directors. The Chairman and Vice Chairman shall be subject to the control of the Board of Directors. They shall perform such duties as may from time to time be assigned to them by the Board.

                    Section 2.3.   Meetings.

                    The annual meeting of the Board of Directors, for the election of officers and the transaction of such other business as may come before the meeting, shall be held without notice at the same place as, and immediately following, the annual meeting of the shareholders.

                    Regular meetings of the Board of Directors may be held without notice at such time and place as shall from time to time be determined by the Board.

                    Special meetings of the Board of Directors shall be held at such time and place as shall be designated in the notice of the meeting whenever called by the Chairman of the Board, if any, the Vice Chairman, if any, the President, or by a majority of the directors then in office.

                    Section 2.4.   Notice of Special Meetings.

                    The Secretary, or in his absence any other officer of the Corporation, shall give each director notice of the time and place of holding of special meetings of the Board of Directors by mail at least five days before the meeting, or by telecopy, telegram, cable, radiogram, or personal service at least two days before the meeting. Unless otherwise stated in the notice thereof, any and all business may be transacted at any meeting without specification of such business in the notice.

                    Section 2.5.   Quorum and Organization of Meetings.

                    A majority of the total number of members of the Board of Directors as constituted from time to time shall constitute a quorum for the transaction of business. Except as otherwise provided by law or in the Restated Certificate of Incorporation or these By-Laws, a majority of the directors present at any meeting at which a quorum is present may decide any question brought before such meeting. Meetings shall be presided over by the Chairman of the Board, if any, or in his absence by the Vice Chairman of the Board, if any, or in their absence by the President, or in the absence of both by such other person as the directors may select. The Secretary of the Corporation shall act as secretary of the meeting, but in his absence the chairman of the meeting may appoint any person to act as secretary of the meeting.

                    Section 2.6.   Committees.

                    The Board of Directors may, by resolution passed by a majority of the whole Board, designate one or more committees, each committee to consist of one or more of the directors of the Corporation. The Board may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. Any such committee, to the extent provided in the resolution of the Board of Directors, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business, property, and affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers which may require it; but no such committee shall have power or authority in reference to amending the Restated Certificate of Incorporation of the Corporation (except that a committee may, to the extent authorized in the resolution or resolutions providing for the issuance of shares of stock adopted by the Board of Directors pursuant to authority expressly granted to the Board of Directors by the Corporation's Restated Certificate of Incorporation, fix any of the preferences or rights of such shares relating to dividends, redemption, dissolution, any distribution of assets of the Corporation, or the conversion into, or the exchange of such shares for, shares of any other class or classes or any other series of the same or any other class or classes of stock of the Corporation), adopting any action that requires approval of the shareholders, electing or appointing any director or removing any officer or director, amending or repealing any resolution adopted by the Board of Directors that by its terms is amendable or repealable only by the Board, or making, altering or repealing these By-Laws; and, unless the resolution expressly so provided, no such committee shall have the power or authority to declare a dividend, or to authorize the issuance of stock. Each committee which may be established by the Board of Directors pursuant to these By-Laws may fix its own rules and procedures. Notice of meetings of committees, other than of regular meetings provided for by the rules, shall be given to committee members. All action taken by committees shall be recorded in minutes of the meetings.

                    Section 2.7.   Action Without Meeting.

                    Nothing contained in these By-Laws shall be deemed to restrict the power of members of the Board of Directors or any committee designated by the Board to take any action required or permitted to be taken by them without a meeting.

                    Section 2.8.   Telephone Meetings.

                    Nothing contained in these By-Laws shall be deemed to restrict the power of members of the Board of Directors or any committee designated by the Board, to participate in all or part of a meeting of the Board, or committee, by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other.


                                     ARTICLE III

                                       OFFICERS

                    Section 3.1.   Executive Officers.

                    The executive officers of the Corporation shall be a President, one or more Vice Presidents, a Treasurer, and a Secretary, each of whom shall be elected by the Board of Directors. The Board of Directors may elect or appoint such other officers (including a Chairman of the Board, a Vice Chairman of the Board, a Controller and one or more Assistant Treasurers and Assistant Secretaries) as it may deem necessary or desirable. Each officer shall hold office for such term as may be prescribed by the Board of Directors from time to time. Any person may hold at one time two or more offices, but no officer shall execute, acknowledge or verify any instrument in more than one capacity if such instrument is required by law or by these By-Laws to be executed, acknowledged or verified by two or more officers.

                    Section 3.2.   Powers and Duties.

                    The Chairman of the Board, if any, or, in his absence, the Vice Chairman of the Board, if any, or in their absence the President, shall preside at all meetings of the shareholders and of the Board of Directors. The Vice Chairman of the Board shall be the chief executive officer of the Corporation, if a Vice Chairman of the Board is elected. In the event a Vice Chairman of the Board is not elected, the Chairman of the Board shall be the chief executive officer of the Corporation. In the event a Chairman of the Board is not elected, the President shall be the chief executive officer of the Corporation. The President shall be the chief operating officer of the Corporation. In the absence of the President, a Vice President appointed by the President or, if the President fails to make such appointment, by the Board, shall perform all the duties of the President. The officers and agents of the Corporation shall each have such powers and authority and shall perform such duties in the management of the business, property, and affairs of the Corporation as generally pertain to their respective offices, as well as such powers and authorities and such duties as from time to time may be prescribed by the Board of Directors.


                                      ARTICLE IV

                        RESIGNATIONS, REMOVALS, AND VACANCIES

                    Section 4.1.   Resignations.

                    Any director or officer of the Corporation, or any member of any committee, may resign at any time by giving written notice to the Board of Directors, the President, or the Secretary of the Corporation. Any such resignation shall take effect at the time specified therein or, if the time be not specified therein, then upon receipt thereof. The acceptance of such resignation shall not be necessary to make it effective.

                    Section 4.2.   Removals.

                    The Board of Directors, by a vote of not less than a majority of the entire Board, at any meeting thereof, or by written consent, at any time, may, to the extent permitted by law, remove with or without cause from office or terminate the employment of any officer or member of any committee and may, with or without cause, disband any committee.

                    Unless otherwise provided in the Restated Certificate of Incorporation, the holders of two-thirds of the shares entitled at the time to vote at an election of directors may remove any director with cause, but may not remove any director without cause. The Board of Directors, by a vote of not less than two-thirds of the entire Board, at any meeting thereof, or by written consent, at any time, may, to the extent permitted by law, remove any director with cause, but may not remove a director without cause.

                    Section 4.3.   Vacancies.

                    Subject to the provisions of the Restated Certificate of Incorporation, any vacancy in the office of any director or officer through death, resignation, removal, disqualification, or other cause, and any additional directorship resulting from increase in the number of directors, may be filled at any time by two-thirds of the directors then in office (even though less than a quorum remains). The person so chosen shall hold office until the next succeeding annual meeting of shareholders and until his successor shall have been elected and qualified. Any directorship not filled by the Board of Directors may be filled by the shareholders at an annual meeting or special meeting of shareholders called for that purpose.


                                      ARTICLE V

                                    CAPITAL STOCK

                    Section 5.1.   Stock Certificates.

                    The certificates for shares of the capital stock of the Corporation shall be in such form as shall be prescribed by law and approved, from time to time, by the Board of Directors.

                    Section 5.2.   Transfer of Shares.

                    Shares of the capital stock of the Corporation may be transferred on the books of the Corporation only by the holder of such shares or by his duly authorized attorney, upon the surrender to the Corporation or its transfer agent of the certificate representing such stock properly endorsed.

                    Section 5.3.   Fixing Record Date.

                    In order that the Corporation may determine the shareholders entitled to notice of or to vote at any meeting of shareholders or any adjournment thereof or to express consent to corporate action in writing without a meeting, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion, or exchange of stock, or for the purpose of any other lawful action, the Board of Directors may fix, in advance, a record date, which, unless otherwise provided by law, shall not be more than sixty nor less than ten days before the date of such meeting, nor more than sixty days prior to any other action.

                    Section 5.4.   Lost Certificates.

                    The Board of Directors or any transfer agent of the Corporation may direct a new certificate or certificates representing stock of the Corporation to be issued in place of any certificate or certificates theretofore issued by the Corporation alleged to have been lost, stolen, or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate to be lost, stolen, or destroyed. When authorizing such issue of a new certificate or certificates, the Board of Directors (or any transfer agent of the Corporation authorized to do so by a resolution of the Board of Directors) may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen, or destroyed certificate or certificates, or his legal representative, to give the Corporation a bond in such sum as the Board of Directors (or any transfer agent so authorized) shall direct to indemnify the Corporation against any claim that may be made against the Corporation with respect to the certificate alleged to have been lost, stolen, or destroyed or the issuance of such new certificates, and such requirement may be general or confined to specific instances.

                    Section 5.5.   Regulations.

                    The Board of Directors shall have power and authority to make all such rules and regulations as it may deem expedient concerning the issue, transfer, registration, cancellation, and replacement of certificates representing stock of the Corporation.


                                      ARTICLE VI

                                    MISCELLANEOUS

                    Section 6.1.   Corporate Seal.

                    The corporate seal shall have inscribed thereon the name of the Corporation and shall be in such form as may be approved from time to time by the Board of Directors.

                    Section 6.2.   Fiscal Year.

                    The 1995 fiscal year shall begin on January 29, 1995, and end on February 3, 1996. Each subsequent fiscal year shall begin on the day following the expiration of the prior fiscal year, and end during the next calendar year on: (i) January 31, if January 31 is a Saturday, (ii) the last Saturday in January if January 31 is a Sunday, Monday or Tuesday, or (iii) the first Saturday in February, if January 31 is a Wednesday, Thursday or Friday.

                    Section 6.3.   Notices and Waivers Thereof.

                    Whenever any notice whatever is required by law, the Restated Certificate of Incorporation, or these By-Laws to be given to any shareholder, director, or officer, such notice, except as otherwise provided by law, may be given personally, or by mail, or, in the case of directors or officers, by telecopy, telegram, cable, or radiogram, addressed to such address as appears on the books of the Corporation. Any notice given by telecopy, telegram, cable, or radiogram shall be deemed to have been given when it shall have been delivered for transmission and any notice given by mail shall be deemed to have been given when it shall have been deposited in the United States mail with postage thereon prepaid.

                    Whenever any notice is required to be given by law, the Restated Certificate of Incorporation, or these By-Laws, a written waiver thereof, signed by the person entitled to such notice whether before or after the meeting or the time stated therein, shall be deemed equivalent in all respects to such notice to the full extent permitted by law.

                    Section 6.4.   Stock of Other Corporations or
                                   Other Interests.

                    Unless otherwise ordered by the Board of Directors, the Chairman of the Board, the President, the Secretary, and such attorneys or agents of the Corporation as may be from time to time authorized by the Board of Directors or the Chairman of the Board, shall have full power and authority on behalf of this Corporation to attend and to act and vote in person or by proxy at any meeting of the holders of securities of any corporation or other entity in which this Corporation may own or hold shares or other securities and at such meetings shall possess and may exercise all the rights and powers incident to the ownership of such shares or other securities which this Corporation, as the owner or holder thereof might have possessed and exercised if present. The Chairman of the Board, the President, the Secretary, or such attorneys or agents, may also execute and deliver on behalf of this Corporation powers of attorney, proxies, consents, waivers, and other instruments relating to the shares or securities owned or held by this Corporation.


                                     ARTICLE VII

                                      AMENDMENTS

                    The holders of shares entitled at the time to vote for the election of directors shall have power to adopt, amend, or repeal the By-Laws of the Corporation by vote of not less than a majority of such shares, and except as otherwise provided by law the Board of Directors shall have power equal in all respects to that of the shareholders to adopt, amend, or repeal the By-Laws by vote of not less than a majority of the entire Board. However, any By-Law adopted by the Board may be amended or repealed by vote of the holders of a majority of the shares entitled at the time to vote for the election of directors.